Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form S-1 of our report dated February 6, 2026, relating to the financial statements of 21Shares Ondo Trust, as of September 30, 2025, and for the period from June 11, 2025 (commencement of operations) through September 30, 2025, and to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Towson, Maryland

February 6, 2026